EXHIBIT 99.1

American River Bankshares Schedules Its Quarterly Conference Call

SACRAMENTO, Calif., July 9, 2015 (GLOBE NEWSWIRE) -- American River Bankshares (NASDAQ:AMRB) today announced that it will host a conference call on Thursday, July 16, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss second quarter 2015 financial results.

David T. Taber, President and Chief Executive Officer, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer analysts' questions.

Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 517-2513 and entering the Conference ID 8692619#. A replay of the call will be available approximately twenty-four hours after the completion of the call on AmericanRiverBank.com.

Second quarter 2015 financial results are scheduled to be released at market open on Thursday, July 16, 2015.

About American River Bankshares

American River Bankshares (NASDAQ:AMRB) is the parent company of American River Bank, a regional bank serving Northern California since 1983. We give business owners more REACH by offering financial expertise and exceptional service to complement a full suite of banking products and services. Our honest approach, commitment to community and focus on profitability is intended to lead our clients to greater success. For more information, call (800) 544-0545 or visit AmericanRiverBank.com.

Forward-Looking Statement

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

CONTACT: Investor Contact:
         Mitchell A. Derenzo
         Executive Vice President and
         Chief Financial Officer
         American River Bankshares
         916-231-6723

         Media Contact:
         Samantha Leos
         Marketing Coordinator
         American River Bankshares
         916-231-6731